Exhibit 99.1

November 5, 2019

For Immediate Release

A. H. Belo Corporation Announces Postponement of Third Quarter 2019

Financial Results Release and Conference Call

DALLAS – A. H. Belo Corporation (NYSE: AHC) said today that in light of the Company’s announcement in its Current Report on Form 8-K filed today with the Securities and Exchange Commission, it has postponed the release of its third quarter 2019 financial results and conference call previously scheduled for Wednesday, November 6, 2019, at 9:00 a.m. CST. The Company will announce its third quarter 2019 financial results and conference call schedule in a future press release.

About A. H. Belo Corporation

A. H. Belo Corporation is the leading local news and information publishing company in Texas. The Company has commercial printing, distribution and direct mail capabilities, as well as a presence in emerging media and digital marketing. While focusing on extending the Company’s media platforms, A. H. Belo delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit www.ahbelo.com or email invest@ahbelo.com.